UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 2, 2011

FRESH HARVEST PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

New Jersey	000- 51390	33-1130446
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

280 Madison Avenue, Suite 1005, New York, New York (Address of principal executive offices)	10016 (Zip Code)

(917) 652-8030

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07

Submission of Matters to a Vote of Security Holders.

Fresh Harvest Products, Inc., a New Jersey corporation (the “Company”), held a special meeting of shareholders on September 2, 2011.  Two proposals were submitted to the Company’s shareholders and approved at the special meeting.  The proposals are described in detail in the Company’s previously filed proxy statement for the special meeting.  The following is a brief description of each matter voted upon at the special meeting, as well as the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter, both in person and by proxy.

Increase of Authorized Shares.  The holders of the Company’s common stock and Series A Convertible Preferred Stock voted, as a single class, to approve an increase in the number of authorized shares of the Company’s common stock from 200,000,000 shares to 2,000,000,000 shares and to authorize the filing of an amendment to the Company’s Certificate of Incorporation with respect to such change as follows:

FOR  316,127,584  AGAINST  27,809,996   ABSTAIN 383,876  BROKER NON-VOTES 0

Ratification.  The holders of the Company’s common stock and Series A Convertible Preferred Stock voted, as a single class, to ratify the Company’s Certificate of Designations of Series A Convertible Preferred Stock as follows:

FOR  241,950,066 AGAINST  4,762,135   ABSTAIN 778,295  BROKER NON-VOTES 96,830,960

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH HARVEST PRODUCTS, INC.

By:

/s/Michael J. Friedman

Michael J. Friedman

Chairman, Chief Executive Officer and President

Date: September 9, 2011